EXHIBIT 23.1

                              ACCOUNTANT'S CONSENT

The Board of Directors
Go2Pharmacy.com, Inc. (Florida)
Largo Florida

We consent to the use of our report dated June 23, 2000 relating to the balance sheets as of March 31, 1999 and 2000 and the related statements of operations, stockholder's equity and cash flows for the years then ended of Go2Pharmacy.com, Inc. (Florida) in the Amendment No. 2 to Form SB-2 of Go2Pharmacy.com, Inc. and the reference to our firm under the heading "experts" in the prospectus.

/s/ BRIMMER, BUREK & KEELAN LLP
-------------------------------
BRIMMER, BUREK & KEELAN LLP
Tampa, Florida
June 28, 2000

                                ACCOUNTS CONSENT

The Board of Directors
Go2Pharmacy.com, Inc. (Delaware)
New York, New York

We consent to the use of our report dated June 23, 2000 relating to the balance sheet as of March 31, 2000 and the related statement of operations, stockholders' equity and cash flows for the period from February 18, 2000 (date of inception) to March 31, 2000 of Go2Pharmacy.com, Inc. (Delaware) in the Amendment No. 2 to Form SB-2 of Go2Pharmacy.com, Inc. and the reference to our firm under the heading "experts" in the prospectus.

/s/ BRIMMER, BUREK & KEELAN LLP
-------------------------------
BRIMMER, BUREK & KEELAN LLP
Tampa, Florida
June 28, 2000